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                                                                     Exhibit 3.B



                  [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]




                                 April 14, 1999




Board of Directors
Provident Mutual Life Insurance Company
1050  Westlakes Drive
Berwyn, PA  19312

           RE:      PROVIDENT MUTUAL LIFE INSURANCE COMPANY
                    PROVIDENT MUTUAL VARIABLE GROWTH SEPARATE ACCOUNT, ET AL. (FILE NO. 33-55470)


Directors:

                  We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of post-effective amendment number 9 to the Form S-6 registration statement (File No. 33-55470) for the Provident Mutual Variable Growth Separate Account, et al. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Sincerely,

                                       SUTHERLAND ASBILL & BRENNAN LLP




                                       By:      /s/ David S. Goldstein
                                                -------------------------------
                                                   David S. Goldstein